Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CI Financial Corp. (“the Company”) of our report dated February 11, 2021 with respect to the consolidated statements of financial position of the Company as of December 31, 2020 and 2019, and the consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, included in Exhibit 99.1 on Form 6-K filed on February 12, 2021.

We also consent to the references to us under the heading “Interests of Experts”, which appear in the Annual Information Form for the year ended December 31, 2019 included in Exhibit 99.4 and in the Annual Information Form for the year ended December 31, 2018 included in Exhibit 99.1 to the Company’s Registration Statement on Form 40-F filed on November 4, 2020.

/s/ Ernst & Young LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

February 24, 2021